U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities and Exchange
                           Act of 1934


Date of Report (Date of earliest event reported): October 2, 2001


                   5 STAR LIVING ONLINE, INC.
     (Exact name of registrant as specified in its charter)


       Delaware            000-26875            33-0814123
   (State or other    (Commission File No.)   (IRS Employer
   jurisdiction of                          Identification No.)
   incorporation or
    organization)


            10229 19th AVENUE S.W., SEATTLE, WA 98168
            (Address of principal executive offices)


                         (206) 261-3231
                 (Registrant's telephone number)

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            Item 1.  Changes in Control of Registrant
         Item 2.  Acquisition or Disposition of Assets.

     On October 2, 2001, 5 Starliving Online, Inc., a Delaware corporation ("5Star") issued 29,750,580 shares of common stock to acquire all of the issued and outstanding capital stock of Viral Genetics, Inc., a California corporation ("Viral"), pursuant to an Agreement and Plan of Exchange dated September 6, 2001 ("Agreement"). The foregoing stock transaction was effected in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated there under, and the safe harbor provided by Regulation S. Sales were made only to persons 5Star believes to be sophisticated and all investors had access to information on 5Star and its proposed operations. No commissions were paid to any person.

     As a result of the transactions Viral is a wholly owned subsidiary of 5Star and the former stockholders of Viral hold
78.7 percent of the issued and outstanding common stock of 5Star. There was no material relationship between Viral or any of its stockholders and 5Star and any of its affiliates prior to the transaction. In connection with the transaction, Haig Keledjian, an officer and director of Viral, was appointed a director, president and secretary of 5Star. Paul Hayward remains a director of 5Star and was appointed treasurer. The holders of five percent or more of the 37,786,273 shares of common stock of 5Star now outstanding are as follows:

                                   Common           Percent
Name and Address                   Shares          of Class

Haig Keledjian (1)               16,943,094          44.84
905 Mission Street
South Pasadena, CA 91030

Hampar Karageozian               5,941,687           15.72
31021 Marbella Vista
San Juan Capistrano, CA 92675

Dr. Alberto Osio                 2,380,046           6.30
Gobemador Ignacio
Esteva 71 Mexico 11850 D.F.

Caribou Investments, Inc. (2)    2,104,358           5.57
Gubemador Ignacio
Esteva 70, Mexico 11850 D.F.

Nazir Maherali                   2,800,000           7.41
Suite 11
31550, South Fraser Way
Abbotsford BC Canada


(1)  Haig Keledjian holds 589,697 shares personally.  He holds
     6,004,162 shares as Trustee for an irrevocable voting trust for the benefit of his children, 5,932,761 shares as Trustee

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     for an irrevocable voting trust for the benefit of the
     children of Dr. Harry Zhabilov, 2,188,403 shares as Trustee for an irrevocable trust established for a group of private investors, and 2,228,071 shares as Trustee for an irrevocable trust established for a group of Mr. Keledjian's family members. Mr. Keledjian has sole voting and investment control over the shares he holds as Trustee.

(2) Caribou Investments, Inc., is a private investment company owned and controlled by Horacia Altamirano of Mexico City, Mexico.

     Viral was founded in 1996 to discover, develop, and commercialize novel therapeutic and diagnostic systems for the treatment of viral diseases. Viral Genetics' core technology revolves around a biologically active linear protein, Thymus Nuclear Protein (TNP), first discovered by Dr. Harry Zhabilov MD, Ph.D. A native Bulgarian, Dr. Zhabilov now resides in the United States, and he has had extensive research experience in the immunotherapy of cancer and HIV/AIDS infections.

     To date, Viral's main focus has been the development of a treatment to stop the progression of the Human Immunodeficiency Virus (HIV), which is the causative agent in AIDS. Based on Thymus Nuclear Protein's proposed mechanism of action and the results of preliminary human clinical testing, the Company believes TNP may also be useful as a vaccine for HIV and as a treatment for active Herpes Simplex infections (genital herpes).

     Viral is in the process of conducting and evaluating offshore human clinical trials. We expect that clinical trials and further product development and refinement will continue overseas for at least the next six months. Once we complete this testing and development process we expect we will commence marketing overseas in the third quarter of 2002.

Item 7.  Financial Statements and Exhibits

Financial Statements and Pro Forma Financial Information

     The financial statements of the acquired business, Viral, are not included in this report and shall be filed by amendment not later than December 16, 2001 (which is 60 days after the date that this initial report on Form 8-K must be filed).

Exhibits

     Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref.                Title of Document                 Locati
No                                                          on

2.1       Agreement and Plan of Exchange dated           Attached
          Sepetember 6, 2001 between 5Star and Viral

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                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             5 STARLIVING ONLINE, INC.

Dated:  October 10, 2001     By /s/ Haig Keledjian, President

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